For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1600510

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

AUGUST 2 4 AOÛT, 2006

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

PEACE ARCH ENTERTAINMENT GROUP INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1986 October 27

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: *Nombre d'administrateurs:*	or *ou*	minimum and maximum number of directors is/are: *nombres minimum et maximum d'administrateurs:*
Number *Nombre*	or *ou*	minimum and maximum *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

See attached Schedule "A"

07116 (03/2003)

I. The articles of the Corporation be amended as follows:

1. to delete paragraphs (d) through (l) of the rights, privileges, restrictions and conditions attaching to the preference shares of the Corporation, as a class, contained in the Corrected Articles of Continuance of the Corporation dated September 1, 2004;

2. to re-designate the Series I Non-Voting Preference Shares of the Corporation as Series I Preference Shares and to change the rights, privileges, restrictions and conditions attaching to such shares by deleting Section 6.1 thereof and replacing it with the following:

> "The Series I Preference Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Series I Preference Share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series."

3. to re-designate the Series II Non-Voting Preference Shares of the Corporation as Series II Preference Shares and to change the rights, privileges, restrictions and conditions attaching to such shares by deleting Section 6.1 thereof and replacing it with the following:

> "The Series II Preference Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Series II Preference Shares held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series."

4. to delete paragraphs (a) through (c) of the rights, privileges, restrictions and conditions attaching to the preference shares of the Corporation, as a class, contained in the Corrected Articles of Continuance of the Corporation dated September 1, 2004 and to provide that the preference shares ("Preference Shares"), as a class, and the common shares of the Corporation ("Common Shares") shall have attached thereto the following rights, privileges, restrictions and conditions :

(1) **Provisions attaching to Preference Shares, as a Class**

(a) **Directors Authority to Issue One or More Series.**

The directors of the Corporation are hereby authorized to issue the Preference Shares at any time and from time to time in one or more series and to fix the number of shares in such series and, subject to the limitations set out in the articles of the Corporation, determine the

designation of and the rights, privileges, restrictions and conditions to be attached to the shares of such series, including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of the payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights (if any) attached thereto, the voting rights attached thereto (if any), and the terms and conditions of any sinking fund or purchase plan with respect thereto. Before the first shares of a particular series are issued, the board of directors of the Corporation shall send to the Director (as defined in the *Business Corporations Act*) articles of amendment designating such series and setting out the rights, privileges, restrictions and conditions attaching to the series determined by the board of directors of the Corporation. In addition to the foregoing, the directors of the Corporation are hereby authorized to change the rights, privileges, restrictions and conditions attached to unissued shares of any series of Preference Shares

(b) Ranking of Preference Shares

The Preference Shares shall be entitled to priority over the Common Shares and over any other shares of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Preference Shares of any series shall be given such other preferences and rights over the Common Shares and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares. No rights, privileges, restrictions or conditions attached to a series of Preference Shares shall confer upon a series a priority over any other series of Preference Shares in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation.

(2) Provisions Attaching to Common Shares

(a) Dividends

Subject to any preferences and rights of the holders of the Preference Shares (including without limitation any preferences or rights attached to any existing or future series of Preference Shares) and any other shares ranking senior to the Common Shares with respect to priority in the

payment of dividends, the holders of Common Shares shall be entitled to receive dividends, and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

(b) Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the preferences and rights of the holders of the Preference Shares (including without limitation any preferences or rights attached to any existing or future series of Preference Shares) and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

(c) Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

5. to provide that, after giving effect to the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series, of which 4,347,827 Series I Preference Shares and 4,347,827 Series II Preference Shares have been authorized as of the date hereof.

II. Any one officer or director of the Corporation is hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment, in duplicate, to the Director under the *Business Corporations Act* and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing.

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

6. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005 August 24

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

SPACE ARCH ENTERTAINMENT GROUP INC.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By / *Par:*

(Signature)
(Signature)

Chief Executive Officer

(Description of Office)
(Fonction)

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services

Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

Ontario Corporation Number
Numéro de la société en Ontario

1600510

1.

JULY 27 JUILLET, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

PEACE ARCH ENTERTAINMENT GROUP INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1986 October 22

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs: ou nombres minimum et maximum d'administrateurs:

Number / *Nombre*	or / *ou*	minimum / *minimum*	and / *et*	maximum / *maximum*
9				

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

See attached Schedule "A"

DYE & DURHAM
Corporation
Forms-On-Disk

Form 3
Business
Corporations
Act

Formule 3
Loi sur les
sociétés par
actions

6. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005 July 25
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

PEACE ARCH ENTERTAINMENT GROUP INC.
(Name of Corporation)(If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By:/
Par:

(Signature)
(Signature)

Chief Executive Officer
(Description of Office)
(Fonction)

Schedule "A"

A. The first series of the preference shares of the Corporation shall consist of 4,347,827 shares which shall be designated as Series I Non-Voting Preference Shares (the "Series I Preference Shares").

B. Subject to the requirements of the *Business Corporations Act* (Ontario) as now enacted or as the same may be amended, re-enacted or replaced (the "OBCA") and in addition to the rights, privileges, restrictions and conditions attaching to the preference shares of the Corporation as a class, the rights, privileges, restrictions and conditions attaching to the Series I Preference Shares are as follows:

Article 1 - Ranking of Series I Preference Shares

1.1 The holders of the Series I Preference Shares shall rank pari passu with the Series II Preference Shares and shall be entitled to a preference over the common shares of the Corporation (the "Common Shares") and any other shares ranking junior to the Series I Preference Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for purposes of winding up its affairs.

Article 2 - Dividends

2.1 Subject to the OBCA, the holders of the Series I Preference Shares (each, a "Series I Preference Shareholder", "Holder" or collectively "Holders") shall in each financial year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the Common Shares or any shares ranking junior to the Series I Preference Shares, be entitled to cumulative dividends in the amount set out below. No dividends shall be paid or set apart for payment on the Common Shares unless all cumulative dividends on the Series I Preference Shares up to and including the most recent Dividend Payment Date (referred to below) have been declared and paid or set aside for payment. The Holders of the Series I Preference Shares shall not be entitled to any dividends other than as provided for in this section. Dividends shall accrue on the Series I Preference Shares from the respective date of issue. Dividends on the Series I Preference Shares shall be payable at the rate (the "Dividend Rate") of ten per cent (10%) per annum of the Redemption Amount (as defined in Section 4.1 hereof) payable quarterly on March 31, June 30, September 30 and December 31 in each year (each, a "Dividend Payment Date"), commencing on the next Dividend Payment Date after the respective date of issue.

2.2 Dividends for any period other than a quarterly period on the Series I Preference Shares shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year.

2.3 Payment of Dividends

As dividends become due on the Series I Preference Shares the Corporation will send or cause to be sent, at least three business days (being any day other than a Saturday, Sunday or any other day that on which the principal chartered banks in the Province of Ontario are not open for the transaction of business during business hours, a "Business Day") prior to each dividend Payment Date, by prepaid registered mail, a cheque for such dividends payable to the Holder and addressed to the Holder at the Holder's last address appearing on the share register of the Corporation unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the share register of the Corporation at such Holder's last address appearing in such share register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such cheque will satisfy and discharge the liability for dividends on such Series I Preference Shares to the extent of the sum represented thereby unless such cheque is not paid on presentation. Notwithstanding the foregoing, in the event of the non-receipt of any such cheque by the Holder or the loss, theft or destruction thereof, the Corporation upon being furnished with evidence of such non-receipt, loss, theft or destruction, will issue to such Holder a replacement cheque for the amount of such cheque.

Article 3 - Conversion of Series I Preference Shares

3.1 A Series I Preference Shareholder will be entitled at any time, up to 4:00 pm (Toronto Time) on the date specified for redemption in accordance with Section 4.2, to convert all or any part of the Series I Preference Shares registered in the name of the Series I Preference Shareholder into fully paid and non assessable Common Shares on the basis of one Common Share for each Series I Preference Share being converted, subject to adjustment in accordance with the terms hereof. If such conversion would result in the issuance of a fractional number of shares, such fractional number of shares will be rounded up or down to the nearest whole number. To effect such conversion, the Series I Preference Shareholder must present and surrender at the registered office of the Corporation the certificate or certificates representing the Series I Preference Shares which the Series I Preference Shareholder desires to convert, together with a duly executed conversion form (the "Exercise Form") in such form as may be acceptable to the Corporation, acting reasonably, specifying the number of Series I Preference Shares

represented by such certificate or certificates that the Series I Preference Shareholder desires to have converted into Common Shares (the "Converted Shares").

3.2 Upon receipt by the Corporation in the manner specified in section 3.1 of a certificate or certificates representing the Converted Shares, together with an Exercise Form, the Corporation will at the close of business on the date of delivery of the certificates representing the Converted Shares together with the Exercise Form (or, if such delivery is made after the close of business or not on a Business Day, the date of the next Business Day), cause to be delivered to such Series I Preference Shareholder a certificate or certificates representing that number of Common Shares to which the Series I Preference Shareholder is entitled. If only a part of the Series I Preference Shares represented by any certificate is converted, a new certificate for the balance of such Series I Preference Shares will be issued to the Series I Preference Shareholder at the expense of the Corporation.

3.3 On and after the close of business on the date of delivery of the Exercise Form (or, if such delivery is made after the close of business or not on a Business Day, the date of the next Business Day) (the "Conversion Date"), the Holder of the Converted Shares will cease to be a Series I Preference Shareholder with respect to such Converted Shares and will not be entitled to exercise any of the rights of a Series I Preference Shareholder in respect thereof, except the right to receive payment of all accrued but unpaid dividends up to and including the Conversion Date. From the Conversion Date onwards, the Holder of the Converted Shares will, with respect to the Converted Shares, thereafter be considered and deemed for all purposes to be the holder of the Common Shares to which it is entitled upon the conversion as aforesaid.

3.4 If and whenever at any time after the creation of the Series I Preference Shares the Corporation shall: (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the number of Common Shares issuable upon exercise of the conversion rights provided for in these Series I Preference Share terms and conditions shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the number of Common Shares which the Series I Preference Shareholder would be entitled to upon a conversion immediately before the Common Share

Reorganization on such effective date or record date, as the case may be, by a fraction, the denominator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

3.5 If and whenever at any time after the creation of the Series I Preference Shares the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in (iii) of Section 3.4 above), evidences of indebtedness or property (excluding dividends paid in cash where the Series I Preference Shareholder receives its pro rata share of the dividend so as if on the record date thereof, the Series I Preference Shareholder had been the registered holder of the number of Common Shares to which the Series I Preference Shareholder is theretofore entitled upon the exercise of the conversion rights provided for in these Series I Preference Share terms and conditions) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under the conversion rights provided for in these Series I Preference Shares terms and conditions shall, at the time of conversion be appropriately adjusted and the Series I Preference Shareholder shall receive, in lieu of the number of Common Shares in respect of which the right to conversion is then being exercised, the aggregate number of Common Shares or other securities or property that the Series I Preference Shareholder would have been entitled to receive as a result of such event, if, on the record date thereof the Series I Preference Shareholder had been the registered holder of the number of Common Shares to which the Series I Preference Shareholder was theretofore entitled upon conversion.

3.6 If and whenever at any time after the creation of the Series I Preference Shares there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation or statutory arrangement of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), each Series I Preference Shareholder, to the extent that such Holder has not converted Series I Preference Shares prior to the effective date of such Capital Reorganization, shall be

entitled to receive and shall accept, upon conversion, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which the Holder was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Series I Preference Shareholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the registered Holder of the number of Common Shares to which such Holder was theretofore entitled to on conversion.

3.7 If the Corporation takes any action affecting its Common Shares to which the provisions of Sections 3.4, 3.5 or 3.6, in the opinion of the board of directors of the Corporation, acting in good faith, are not applicable, or if applicable would not fairly adjust the rights of the Series I Preference Shareholder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Series I Preference Shareholder, then the Corporation shall negotiate with the Series I Preference Shareholder for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined in good faith that it is equitable to make no adjustment in the circumstances.

3.8 If and whenever at any time after the creation of the Series I Preference Shares, the Corporation shall make a fundamental change to the Series I Preference Shares on a basis similar to that described for the Common Shares in Section 3.4, 3.5 and 3.6 hereof, an appropriate adjustment shall be made in the rights and conditions attached to the Series I Preference Shares so as to maintain the relative rights of the holders of those shares.

3.9 The following rules and procedures shall be applicable to the adjustments made pursuant to the preceding Sections 3.4, 3.5, 3.6, 3.7 and 3.8:

(a) no adjustment in the conversion rate shall be required unless a change of at least one per cent of the prevailing conversion rate would result, provided, however, that any adjustment which, except for the provisions of this paragraph 3.9(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(b) the adjustments provided for in these terms and conditions are cumulative and shall apply to successive Common Share Reorganizations, dividends, distributions and other events resulting in any adjustment under the provisions of these terms and conditions;

(c) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(d) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment will be required by reason of the setting of such record date;

(e) forthwith after any adjustment to the conversion rate provided for in these Series I Preference Share terms and conditions, the Corporation shall provide to the Series I Preference Shareholder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring the adjustment and the manner of computing or determining such adjustment; and

(f) any question that at any time or from time to time arises with respect to the amount of any adjustment to the conversion rate or other adjustment pursuant to these terms and conditions shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Series I Preference Shareholders.

3.10 At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Sections 3.4, 3.5, 3.6, 3.7 or 3.8, the Corporation shall notify the Series I Preference Shareholder of the particulars of such event and the estimated amount of any adjustment required as a result thereof

Article 4 - Redemption at the Option of the Corporation

4.1 The Corporation may at its option, at any time on or after July 30, 2009, redeem all or from time to time any part of the outstanding Series I Preference Shares on payment to the Holders thereof for each share to be redeemed of U.S. $0.46 (Forty six U.S. cents) (or such other amount as determined pursuant to an adjustment made under Article 3 hereof) (the "Redemption Amount") together with all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose,

respective shares against presentation and surrender of the certificates representing such shares. For greater certainty, the right to convert the Series I Preference Shares into Common Shares in accordance with Article 3 hereof shall continue until the day prior to the date specified for redemption or, if applicable, shall continue if payment of the Redemption Price is not made as described above.

Article 5 - Rights on Liquidation, Dissolution or Winding-up

5.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of all or substantially all of the Corporation's assets, the Holders of the Series I Preference Shares shall be entitled to receive before any distribution of any part of the assets of the Corporation among the holders of the Common Shares and any class or series of shares ranking junior to the Series I Preference Shares, an amount equal to Redemption Amount (as defined in Section 4.1 hereof) together with all accrued and unpaid dividends whether or not declared, calculated and accruing up to the date of the actual final distribution payment to the respective Holder of the Series I Preference Shares, and no more. If, upon such liquidation, dissolution or winding-up of the Corporation, the remaining assets of the Corporation available for distribution to the Holders of the Series I Preference Shares shall be insufficient to pay the Holders of the Series I Preference Shares the full amount to which they shall be entitled, the Holders of Series I Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Article 6 - Voting

6.1 The Series I Preference Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, except meetings at which only holders of a specified class or series of shares other than the Series I Preference Shares are entitled to vote but, subject to the OBCA, shall not be entitled to vote at such meeting.

Article 7 - Shareholder Approval

7.1 Subject to the provisions of the OBCA, the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attaching to these Series I Preference Shares by articles of amendment, but no such alteration, amendment, repeal or suspension shall be adopted until approved by special

resolution passed by the votes of the Holders of at least two-thirds (2/3) of the Series I Preference Shares then outstanding.

7.2 So long as at least 2,898,551 Series I Preference Shares issued remain outstanding, a written consent or affirmative vote of holders of Series I Preference Shares representing at least two-thirds of the then outstanding Series I Preference Shares shall be required for:

(a) the liquidation, dissolution or winding-up of the Corporation;

(b) any Capital Reorganization;

(c) the creation, authorization, reservation or setting aside for issuance of any additional Series I Preference Shares, any securities convertible into Series I Preference Shares or of any class or series of shares, or any securities convertible or exchangeable into any class or series of shares, ranking senior or *pari passu* to the Series I Preference Shares with respect to the payment of dividends, redemption, or return of capital;

(d) any Change of Control Event (as herein defined).

For the purposes of this Section 7.2(d), "Change in Control" means a transaction or series of transactions whereby directly or indirectly:

(i) any person or combination of persons obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; for the purposes of these provisions, a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion or exercise thereof, would entitle the holders thereof to cast 50% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to affect materially the control of the Corporation, the foregoing shall not constitute a Change of Control in the event the foregoing results from a takeover bid (other than an exempt take over bid) within the meaning of the Securities Act (Ontario); or

(ii) the sale, transfer or conveyance by the Corporation, including by way of the grant of a leasehold interest, of property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the

Corporation and its subsidiaries, to any other person or persons (other than the Corporation or one or more of its subsidiaries).

(e) a fundamental change in the nature of the business of the Corporation, or any of its subsidiaries;

C. The second series of the preference shares of the Corporation shall consist of 4,347,827 shares which shall be designated as Series II Non-Voting Preference Shares (the "Series II Preference Shares").

D. Subject to the requirements of the *Business Corporations Act* (Ontario) as now enacted or as the same may be amended, re-enacted or replaced (the "OBCA") and in addition to the rights, privileges, restrictions and conditions attaching to the preference shares of the Corporation as a class, the rights, privileges, restrictions and conditions attaching to the Series II Preference Shares are as follows:

Article 8 - Ranking of Series II Preference Shares

8.1 The holders of the Series II Preference Shares shall rank pari passu with the Series I Preference Shares and shall be entitled to a preference over the common shares of the Corporation (the "Common Shares") and any other shares ranking junior to the Series II Preference Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for purposes of winding up its affairs.

Article 9 - Dividends

9.1 Subject to the OBCA, the holders of the Series II Preference Shares (each, a "Series II Preference Shareholder", "Holder" or collectively "Holders") shall in each financial year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the Common Shares or any shares ranking junior to the Series II Preference Shares, be entitled to cumulative dividends in the amount set out below. No dividends shall be paid or set apart for payment on the Common Shares unless all cumulative dividends on the Series II Preference Shares up to and including the most recent Dividend Payment Date (referred to below) have been declared and paid or set aside for payment. The Holders of the Series II Preference Shares shall not be entitled to any dividends other than as provided for in this section. Dividends shall accrue on the Series II Preference Shares from the respective date of issue. Dividends on the Series II Preference Shares shall be payable at the rate (the "Dividend Rate") of ten per cent (10%) per annum of the Redemption Amount (as defined in Section 11.1 hereof) payable quarterly on March 31, June 30, September 30 and

December 31 in each year (each, a "Dividend Payment Date"), commencing on the next Dividend Payment Date after the respective date of issue.

9.2 Dividends for any period other than a quarterly period on the Series II Preference Shares shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year.

9.3 Payment of Dividends

As dividends become due on the Series II Preference Shares the Corporation will send or cause to be sent, at least three business days (being any day other than a Saturday, Sunday or any other day that on which the principal chartered banks in the Province of Ontario are not open for the transaction of business during business hours, a "Business Day") prior to each dividend Payment Date, by prepaid registered mail, a cheque for such dividends payable to the Holder and addressed to the Holder at the Holder's last address appearing on the share register of the Corporation unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the share register of the Corporation at such Holder's last address appearing in such share register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such cheque will satisfy and discharge the liability for dividends on such Series II Preference Shares to the extent of the sum represented thereby unless such cheque is not paid on presentation. Notwithstanding the foregoing, in the event of the non-receipt of any such cheque by the Holder or the loss, theft or destruction thereof, the Corporation upon being furnished with evidence of such non-receipt, loss, theft or destruction, will issue to such Holder a replacement cheque for the amount of such cheque.

Article 10 - Conversion of Series II Preference Shares

10.1 A Series II Preference Shareholder will be entitled at any time, up to 4:00 pm (Toronto Time) on the date specified for redemption in accordance with Section 4.2, to convert all or any part of the Series II Preference Shares registered in the name of the Series II Preference Shareholder into fully paid and non assessable Common Shares on the basis of one Common Share for each Series II Preference Share being converted, subject to adjustment in accordance with the terms hereof. If such conversion would result in the issuance of a fractional number of shares, such fractional number of shares will be rounded up or down to the nearest whole number. To effect such conversion, the Series II Preference Shareholder must present and surrender at the registered office of the Corporation the certificate or certificates representing the Series II Preference Shares which the Series II Preference Shareholder desires to convert, together with a duly

executed conversion form (the "Exercise Form") in such form as may be acceptable to the Corporation, acting reasonably, specifying the number of Series II Preference Shares represented by such certificate or certificates that the Series II Preference Shareholder desires to have converted into Common Shares (the "Converted Shares").

10.2 Upon receipt by the Corporation in the manner specified in section 3.1 of a certificate or certificates representing the Converted Shares, together with an Exercise Form, the Corporation will at the close of business on the date of delivery of the certificates representing the Converted Shares together with the Exercise Form (or, if such delivery is made after the close of business or not on a Business Day, the date of the next Business Day), cause to be delivered to such Series II Preference Shareholder a certificate or certificates representing that number of Common Shares to which the Series II Preference Shareholder is entitled. If only a part of the Series II Preference Shares represented by any certificate is converted, a new certificate for the balance of such Series II Preference Shares will be issued to the Series II Preference Shareholder at the expense of the Corporation.

10.3 On and after the close of business on the date of delivery of the Exercise Form (or, if such delivery is made after the close of business or not on a Business Day, the date of the next Business Day) (the "Conversion Date"), the Holder of the Converted Shares will cease to be a Series II Preference Shareholder with respect to such Converted Shares and will not be entitled to exercise any of the rights of a Series II Preference Shareholder in respect thereof, except the right to receive payment of all accrued but unpaid dividends up to and including the Conversion Date. From the Conversion Date onwards, the Holder of the Converted Shares will, with respect to the Converted Shares, thereafter be considered and deemed for all purposes to be the holder of the Common Shares to which it is entitled upon the conversion as aforesaid.

10.4 If and whenever at any time after the creation of the Series II Preference Shares the Corporation shall: (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the number of Common Shares issuable upon exercise of the conversion rights provided for in these Series II Preference Share terms and conditions shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by

multiplying the number of Common Shares which the Series II Preference Shareholder would be entitled to upon a conversion immediately before the Common Share Reorganization on such effective date or record date, as the case may be, by a fraction, the denominator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

10.5 If and whenever at any time after the creation of the Series II Preference Shares the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in (iii) of Section 3.4 above), evidences of indebtedness or property (excluding dividends paid in cash where the Series II Preference Shareholder receives its pro rata share of the dividend so as if on the record date thereof, the Series II Preference Shareholder had been the registered holder of the number of Common Shares to which the Series II Preference Shareholder is theretofore entitled upon the exercise of the conversion rights provided for in these Series II Preference Share terms and conditions) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under the conversion rights provided for in these Series II Preference Shares terms and conditions shall, at the time of conversion be appropriately adjusted and the Series II Preference Shareholder shall receive, in lieu of the number of Common Shares in respect of which the right to conversion is then being exercised, the aggregate number of Common Shares or other securities or property that the Series II Preference Shareholder would have been entitled to receive as a result of such event, if, on the record date thereof the Series II Preference Shareholder had been the registered holder of the number of Common Shares to which the Series II Preference Shareholder was theretofore entitled upon conversion.

10.6 If and whenever at any time after the creation of the Series II Preference Shares there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation or statutory arrangement of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), each Series

II Preference Shareholder, to the extent that such Holder has not converted Series II Preference Shares prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon conversion, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which the Holder was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Series II Preference Shareholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the registered Holder of the number of Common Shares to which such Holder was theretofore entitled to on conversion.

10.7 If the Corporation takes any action affecting its Common Shares to which the provisions of Sections 10.4, 10.5 or 10.6, in the opinion of the board of directors of the Corporation, acting in good faith, are not applicable, or if applicable would not fairly adjust the rights of the Series II Preference Shareholder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Series II Preference Shareholder, then the Corporation shall negotiate with the Series II Preference Shareholder for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined in good faith that it is equitable to make no adjustment in the circumstances.

10.8 If and whenever at any time after the creation of the Series II Preference Shares, the Corporation shall make a fundamental change to the Series II Preference Shares on a basis similar to that described for the Common Shares in Section 10.4, 10.5 and 10.6 hereof, an appropriate adjustment shall be made in the rights and conditions attached to the Series II Preference Shares so as to maintain the relative rights of the holders of those shares.

10.9 The following rules and procedures shall be applicable to the adjustments made pursuant to the preceding Sections 10.4, 10.5, 10.6, 10.7 and 10.8:

(a) no adjustment in the conversion rate shall be required unless a change of at least one per cent of the prevailing conversion rate would result, provided, however, that any adjustment which, except for the provisions of this paragraph 10.9(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(b) the adjustments provided for in these terms and conditions are cumulative and shall apply to successive Common Share Reorganizations, dividends, distributions and other events resulting in any adjustment under the provisions of these terms and conditions;

(c) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(d) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment will be required by reason of the setting of such record date;

(e) forthwith after any adjustment to the conversion rate provided for in these Series II Preference Share terms and conditions, the Corporation shall provide to the Series II Preference Shareholder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring the adjustment and the manner of computing or determining such adjustment; and

(f) any question that at any time or from time to time arises with respect to the amount of any adjustment to the conversion rate or other adjustment pursuant to these terms and conditions shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Series II Preference Shareholders.

10.10 At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Sections 10.4, 10.5, 10.6, 10.7 or 10.8, the Corporation shall notify the Series II Preference Shareholder of the particulars of such event and the estimated amount of any adjustment required as a result thereof

Article 11 - Redemption at the Option of the Corporation

11.1 The Corporation may at its option, at any time on or after July 30, 2009, redeem all or from time to time any part of the outstanding Series II Preference Shares on payment to the Holders thereof for each share to be redeemed of U.S. $0.50 (Fifty U.S. cents) (or such other amount as determined pursuant to an adjustment made under Article 10 hereof) (the "Redemption Amount") together with all unpaid cumulative dividends,

whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption (collectively, the "Redemption Price"). The Corporation shall be entitled to deduct from the Redemption Price the amount of any tax which the Corporation is required to and does withhold.

11.2 Before redeeming any Series II Preference Shares the Corporation shall mail to each person who, at the date of such mailing, is a registered Holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered Holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such Holder as it appears on the records of the Corporation or, in the event of the address of any such Holder not appearing on the records of the Corporation, then to the last known address of such Holder, at least 45 days before the date specified for redemption; such notice shall set out the Redemption Price, the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the Redemption Price to the registered Holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding Series II Preference Shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be proportionately (disregarding fractions) according to the number of Series II Preference Shares held by each Holder. In case a part only of the Series II Preference Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the Holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the Redemption Price, unless payment of the Redemption Price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the Holders of such shares including, without limitation, the rights contained in Section 10.1, shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the Redemption Price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption to be paid without interest, to or to the order of the respective Holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several Holders thereof, after such deposit, shall be limited to receiving, out of the

moneys so deposited, without interest, the Redemption Price applicable to their respective shares against presentation and surrender of the certificates representing such shares. For greater certainty, the right to convert the Series II Preference Shares into Common Shares in accordance with Article 3 hereof shall continue until the day prior to the date specified for redemption or, if applicable, shall continue if payment of the Redemption Price is not made as described above.

Article 12 - Rights on Liquidation, Dissolution or Winding-up

12.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of all or substantially all of the Corporation's assets, the Holders of the Series II Preference Shares shall be entitled to receive before any distribution of any part of the assets of the Corporation among the holders of the Common Shares but on a pari passu basis with the holders of Series I Preference Shares and any class or series of shares ranking junior to the Series II Preference Shares, an amount equal to Redemption Amount (as defined in Section 11.1 hereof) together with all accrued and unpaid dividends whether or not declared, calculated and accruing up to the date of the actual final distribution payment to the respective Holder of the Series II Preference Shares, and no more. If, upon such liquidation, dissolution or winding-up of the Corporation, the remaining assets of the Corporation available for distribution to the Holders of the Series I and Series II Preference Shares shall be insufficient to pay the Holders of the Series I and Series II Preference Shares the full amount to which they shall be entitled, the Holders of Series I and Series II Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Article 13 - Voting

13.1 The Series II Preference Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, except meetings at which only holders of a specified class or series of shares other than the Series 1 Preference Shares are entitled to vote but, subject to the OBCA, shall not be entitled to vote at such meeting.

Article 14 - Shareholder Approval

14.1 Subject to the provisions of the OBCA, the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attaching to these Series II Preference Shares by articles of amendment, but no such

alteration, amendment, repeal or suspension shall be adopted until approved by special resolution passed by the votes of the Holders of at least two-thirds (2/3) of the Series II Preference Shares then outstanding.

14.2 So long as at least 2,898,551 Series II Preference Shares issued remain outstanding, a written consent or affirmative vote of holders of Series II Preference Shares representing at least two-thirds of the then outstanding Series II Preference Shares shall be required for:

(b) the liquidation, dissolution or winding-up of the Corporation;

(b) any Capital Reorganization;

(c) the creation, authorization, reservation or setting aside for issuance of any additional Series II Preference Shares, any securities convertible into Series II Preference Shares or of any class or series of shares, or any securities convertible or exchangeable into any class or series of shares, ranking senior or *pari passu* to the Series II Preference Shares with respect to the payment of dividends, redemption, or return of capital;

(d) any Change of Control Event (as herein defined).

For the purposes of this Section 14.2(d), "Change in Control" means a transaction or series of transactions whereby directly or indirectly:

(i) any person or combination of persons obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; for the purposes of these provisions, a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion or exercise thereof, would entitle the holders thereof to cast 50% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to affect materially the control of the Corporation, the foregoing shall not constitute a Change of Control in the event the foregoing results from a takeover bid (other than an exempt take over bid) within the meaning of the Securities Act (Ontario); or

(ii) the sale, transfer or conveyance by the Corporation, including by way of the grant of a leasehold interest, of property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than

50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other person or persons (other than the Corporation or one or more of its subsidiaries).

(c) a fundamental change in the nature of the business of the Corporation, or any of its subsidiaries;